Exhibit 26 (g) ii. a2. 1.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2010

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) New York State Business Only

Effective August 1, 2011, the Amendment effective date, Schedule K - Retention Limits of the above-referenced Agreement is hereby replaced in its entirety with the attached Schedule K - Retention Limits.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/20/11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/20/11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/20/11
Peter G. Ferris
Second Vice President & Actuary

            [page break]

Retention Limits Eff. 8/1/11

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ Michelle L. Kunzman	Date:	10/11/11
Print name:	Michelle L. Kunzman
Title:	AVP & Actuary

[page break]

SCHEDULE K: RETENTION LIMITS

[table deleted]

Effective 8/1/11